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                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): July 7, 2006

                                  CINTEL CORP.
                                  ------------
                 (Name of small business issuer in its charter)

               NEVADA                                  52-2360156
               ------                                  ----------
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                  Identification No.)


          9900 Corporate Campus Drive, Suite 3000, Louisville, KY 40223
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                    Issuer's telephone Number: (502) 657-6077
                                               --------------


                                  Copies to:
                             Gregory Sichenzia, Esq.
                     Sichenzia Ross Friedman Ference LLP
                          1065 Avenue of the Americas
                          New York, New York 10018
                            Phone: (212) 930-9700
                            Fax:   (212) 930-9725

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(Mark One)
|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On July 7, 2006, Sang Yong Oh and Kwang Hee Lee were appointed as directors of Cintel Corp. (the "Company"). Mr. Oh was also appointed as Chairman of the Board of Directors.

Following is a discussion of the background of Messrs. Oh and Lee:
Sang Yong Oh - Mr. Oh currently serves as Vice President of Phoenix Asset Management, an alternative investment company based in Seoul Korea. From July 2005 through December 2006, Mr. Oh served as the Director of the Real Estate department of Daetoo Security, based in Seoul Korea. Mr. Oh served as Senior Manager at Korea Investment Security, a project financing company, from December 2001 through June 2005. Mr. Oh received a Bachelor of Arts degree in Economics and MA in International Trade from Sogang University in Seoul Korea. Mr. OH has also completed the PH.D course in International Trade at Sogang University.

Kwang Hee Lee - Mr. Lee is the Team Head of the Life Science Investment Team of KTB Network Corp. Me. Lee has served in this capacity since 1994. Mr. Lee graduated from the Sogang University in 1993 with a major in Business Administration. Mr. Lee also holds a MA in Finance from the Sogang University.


(c) Exhibits.

Exhibit Number          Description
99.1                    Press Release dated July 7, 2006

                                       1
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                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Cintel Corp.


Dated: July 7, 2006				By:  	/s/ Sang Don Kim
						Name: 	Sang Don Kim
						Title: 	Chief Executive Officer

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